IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

HIGHLIGHTS

-	Strong film performance along with expanded margins result in over 50% growth in adjusted net income after non-controlling interest in Q1 2015 compared to Q1 2014

-	First quarter revenues increase 29% from prior year period to $62.2 million, driven by strong box office and higher installations

-	Q1 2015 box office of $166 million, up 20% from Q1 2014, with 64% generated from international markets

-	Strategic initiatives such as roll-out of laser system, recent long-term film deals with Disney and Warner Brothers, new theatre signings and strong theatre openings position Company well for future growth

NEW YORK, NY – Apr. 30, 2015 – IMAX Corporation (NYSE:IMAX) today reported first quarter 2015 revenues of $62.2 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $16.0 million, adjusted net income after non-controlling interest of $5.0 million, or $0.07 per diluted share, and reported net income after non-controlling interest of $0.4 million, or $nil per diluted share. The Company also reported a first quarter global per screen average of $202,900.

“This is a very exciting time for IMAX,” said IMAX CEO Richard L. Gelfond. “Our continued progress in expanding our theatre network globally, along with our strong film performance during the first quarter, resulted in robust financial results with almost 30% revenue growth and over 50% adjusted earnings growth compared to the same period last year. With record results from Furious 7 in April and a great start to the Avenger’s sequel internationally, the momentum has continued into the second quarter.”

Network Growth Update

The total IMAX® theatre network consisted of 943 systems as of March 31, 2015, of which 820 were in commercial multiplexes. There were 403 theatres in backlog as of March 31, 2015, compared to 431 in backlog as of March 31, 2014. In the first quarter of 2015, the Company signed contracts for 21 theatres, of which 20 were for new locations and 1 was for an upgrade. In the quarter, the Company also installed 13 theatres, of which 11 were for new theatre locations and 2 were upgrades. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

“The year has gotten off to a very positive start with film performance, network expansion, technology advancements and openings in new markets, all showing promise,” continued Gelfond. “With the successful launch of our laser system to rave reviews, our recent long-term movie deals with Disney and Warner Brothers, our installation pace and new signings and strong box office results so far this year – we continue to solidify our leading position in the entertainment ecosystem and set the stage for future long-term growth.”

First-Quarter Segment Results

•	Revenue from sales and sales-type leases was $8.6 million in the first quarter of 2015, compared to $4.5 million in the first quarter of 2014, primarily reflecting the installation of 5 full, new theatre systems under sales and sales-type lease arrangements in the most recent first quarter, compared to the 3 sales-type theatres the Company installed in the first quarter of 2014. In addition, there were 2 digital system upgrades (1 sale and 1 operating lease) in existing locations in the first quarter of 2015, compared to 2 upgrades (1 sale and 1 joint revenue-sharing) in the first quarter of 2014.

•	Revenue from joint revenue-sharing arrangements was $15.9 million in the quarter, compared to $10.9 million in the prior-year period. During the quarter, the Company installed 6 new theatres under joint revenue-sharing arrangements, compared to 5 in 2014. The Company had 457 theatres operating under joint revenue-sharing arrangements as of March 31, 2015, as compared to 388 joint-venture theatres one year prior.

•	Production and IMAX DMR® (Digital Re-Mastering) revenues were $17.7 million in the first quarter of 2015, compared to $15.2 million in the first quarter of 2014. Gross box office from DMR titles was $165.6 million in the first quarter of 2014, compared to $138.5 million in the prior-year period. The average global DMR box office per screen in the first quarter of 2014 was $202,900 compared to $197,000 in the prior-year period.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its first quarter 2015 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 524-8950 approximately 5 to 10 minutes before the call begins. International callers should dial (416) 260-0113. The conference ID for the call is 1956369. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 1956369.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of March 31, 2015, there were 943 IMAX theatres (820 commercial multiplexes, 18 commercial destinations and 105 institutions) in 63 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; the failure to convert theater system backlog into revenue; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; risks related to the acquisition of AMC Entertainment Holdings, Inc. by Dalian Wanda Group Co., Ltd.; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to Eastman Kodak bankruptcy and the possibility of constrained film supply; risks related to the Company’s implementation of a new enterprise resource planning system; risks related to the Company’s prior restatements and the related litigation; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

Mar. 31, 2015

	Three Months Ended Mar. 31,
	2015		2014
Theater Signings:
Full new sales and sales-type lease arrangements	12		32	(1)
New joint revenue sharing arrangements	8		3

Total new Theaters	20		35
Upgrades of IMAX Theater systems	1		1

Total Theater Signings	21		36

	Three Months Ended Mar. 31,
	2015		2014
Theater Installations:
Full new sales and sales-type lease arrangements	5		3
New joint revenue sharing arrangements	6		5

Total new Theaters	11		8
Upgrades of IMAX Theater systems	2	(2)	2

Total Theater Installations	13		10

	As of Mar. 31,
	2015		2014
Theater Backlog:
New sales and sales-type lease arrangements	160		151
New joint revenue sharing arrangements	218		257

Total new Theaters	378		408
Upgrades of IMAX Theater systems	25		23

Total Theaters in Backlog	403	(3)(4)	431	(3)(5)

	As of Mar. 31,
	2015		2014
Theater Network:
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	363		319
Joint revenue sharing arrangements	457		388

Total Commercial Multiplex Theaters	820		707
Commercial Destination Theaters	18		18
Institutional Theaters	105		115

Total IMAX Theater Network	943		840

(1)	Includes three signings which replaced theaters under an existing arrangement in backlog.
(2)	Includes one upgrade to a laser-based digital system in an existing IMAX theater location.
(3)	Includes 69 laser theater system configurations (2014 – 64), including upgrades. The Company continues to develop and roll out its laser projection system.
(4)	Includes 25 upgrades to a digital theater system in existing IMAX theater locations (2 xenon and 23 laser, of which 5 are under joint revenue sharing arrangements).
(5)	Includes 23 upgrades to a digital theater system in existing IMAX theater locations (3 xenon and 20 laser, of which 4 are under joint revenue sharing arrangements).

Additional Information (continued)

2015 DMR Films:

In addition to the 13 IMAX DMR films released to the IMAX theater network during the first three months of 2015, 18 additional IMAX DMR films have been announced so far to be released in the remaining nine months of 2015:

•	Furious 7: The IMAX Experience (Universal Studios, April 2015);

•	The Water Diviner: The IMAX Experience (Warner Bros. Pictures, April 2015);

•	Dragon Ball Z: Revival of ‘F’: An IMAX 3D Experience (Toei Animation, April 2015, Japan only);

•	The Avengers: Age of Ultron: An IMAX 3D Experience (Walt Disney Studios, May 2015);

•	Tomorrowland: The IMAX Experience (Walt Disney Studios, May 2015);

•	Jurassic World: An IMAX 3D Experience (Universal Studios, June 2015);

•	Ant-Man: An IMAX 3D Experience (Walt Disney Studios, July 2015);

•	Terminator Genisys: The IMAX Experience (Paramount Pictures, July 2015);

•	Mission: Impossible 5: The IMAX Experience (Paramount Pictures, July 2015);

•	The Man from U.N.C.L.E: The IMAX Experience (Warner Bros. Pictures, August 2015);

•	Crouching Tiger, Hidden Dragon: The Green Legend: The IMAX Experience (China Film Group, August 2015);

•	Everest: An IMAX 3D Experience (Universal Studios, September 2015);

•	The Walk: The IMAX Experience (Sony Pictures Entertainment, October 2015);

•	Crimson Peak: The IMAX Experience (Universal Studios, October 2015);

•	Spectre : The IMAX Experience (Sony Pictures Entertainment, November 2015);

•	The Hunger Games: Mockingjay Part 2: An IMAX 3D Experience (Lionsgate, November 2015);

•	In the Heart of the Sea: The IMAX Experience (Warner Bros. Pictures, December 2015); and

•	Star Wars: The Force Awakens: An IMAX 3D Experience (Walt Disney Studios, December 2015).

To date, the Company has announced the following 14 titles to be released to the IMAX theater network in 2016:

•	The Finest Hours: The IMAX Experience (Walt Disney Studios, January 2016);

•	Warcraft: An IMAX 3D Experience (Universal Studios, March 2016);

•	Batman v Superman: Dawn of Justice: The IMAX Experience (Warner Bros. Pictures, March 2016);

•	The Jungle Book: The IMAX Experience (Walt Disney Studios, April 2016);

•	Captain America: Civil War: The IMAX Experience (Walt Disney Studios, May 2016);

•	Alice in Wonderland: Through the Looking Glass: The IMAX Experience (Walt Disney Studios, May 2016);

•	Finding Dory: The IMAX Experience (Walt Disney Studios, June 2016);

•	Tarzan: The IMAX Experience (Warner Bros. Pictures, July 2016);

•	Knights of the Roundtable: King Arthur: The IMAX Experience (Warner Bros. Pictures, July 2016);

•	Suicide Squad: The IMAX Experience (Warner Bros. Pictures, August 2016);

•	Geostorm: The IMAX Experience (Warner Bros. Pictures, October 2016);

•	Doctor Strange: An IMAX 3D Experience (Walt Disney Studios, November 2016);

•	Fantastic Beasts and Where to Find Them: The IMAX Experience (Warner Bros. Pictures, November 2016); and

•	Rogue One: An IMAX 3D Experience (Walt Disney Studios, December 2016).

The Company remains in active negotiations with all of the major Hollywood studios for additional films to fill out its short and long-term film slate, and anticipates that a similar number of IMAX DMR films will be released to the IMAX network in 2015 to the 40 films that were released to the IMAX network in 2014.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months
	Ended March 31,
	2015	2014
Revenues
Equipment and product sales	$14,436	$6,354
Services	31,716	28,872
Rentals	13,814	10,791
Finance income	2,245	2,180

	62,211	48,197

Costs and expenses applicable to revenues
Equipment and product sales	7,540	3,719
Services	14,807	14,350
Rentals	3,883	3,720

	26,230	21,789

Gross margin	35,981	26,408
Selling, general and administrative expenses (including share-based compensation expense of $5.6 million for the three months ended March 31, 2015 (2014 - expense of $3.2 million))	28,352	21,312
Research and development	4,542	3,599
Amortization of intangibles	430	402
Receivable provisions, net of recoveries	5	287

Income from operations	2,652	808
Interest income	246	16
Interest expense	(304)	(266)

Income from operations before income taxes	2,594	558
Provision for income taxes	(675)	(72)
Loss from equity-accounted investments, net of tax	(434)	(262)

Income from continuing operations	1,485	224
Net income from discontinued operations, net of tax	—	355

Net income	$1,485	$579
Less: Net income attributable to non-controlling interests	(1,094)	—

Net income attributable to Common Shareholders	$391	$579

Net income per share - basic & diluted:
Net income per share from continuing operations	$—	$—
Net income per share from discontinued operations	—	0.01

	$—	$0.01

Weighted average number of shares outstanding (000’s):
Basic	69,210	67,908
Fully Diluted	70,676	69,321

Additional Disclosure:
Depreciation and amortization(1)	$9,633	$7,555

(1)	Includes $0.2 million of amortization of deferred financing costs charged to interest expense for the three months ended March 31, 2015 (2014 - $0.1 million).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

	As at March 31, 2015	As at December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$140,342	$106,503
Accounts receivable, net of allowance for doubtful accounts of $946 (December 31, 2014 — $947)	66,187	76,051
Financing receivables	105,228	105,700
Inventories	25,631	17,063
Prepaid expenses	7,026	4,946
Film assets	14,921	15,163
Property, plant and equipment	201,926	183,424
Other assets	24,448	23,047
Deferred income taxes	23,799	23,058
Other intangible assets	27,305	27,551
Goodwill	39,027	39,027

Total assets	$675,840	$621,533

Liabilities
Bank indebtedness	$16,080	$4,710
Accounts payable	27,039	26,145
Accrued and other liabilities	59,412	75,425
Deferred revenue	95,694	88,566

Total liabilities	198,225	194,846

Commitments and contingencies

Non-controlling interests	83,223	43,912

Shareholders’ equity
Capital stock, common shares — no par value. Authorized — unlimited number.
Issued and outstanding — 69,586,041 (December 31, 2014 — 68,988,050)	361,451	344,862
Other equity	43,990	47,319
Accumulated deficit	(6,090)	(6,259)
Accumulated other comprehensive loss	(4,959)	(3,147)

Total shareholders’ equity	394,392	382,775

Total liabilities and shareholders’ equity	$675,840	$621,533

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash provided by (used in):
Operating Activities
Net income	$1,485	$579
Net income from discontinued operations	—	(355)
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	9,633	7,555
Write-downs, net of recoveries	128	518
Change in deferred income taxes	191	(75)
Stock and other non-cash compensation	5,666	3,281
Unrealized foreign currency exchange loss	1,351	646
Loss from equity-accounted investments	785	346
Gain on non-cash contribution to equity-accounted investees	(352)	—
Investment in film assets	(3,013)	(1,888)
Changes in other non-cash operating assets and liabilities	(9,805)	2,755
Net cash provided by operating activities from discontinued operations	—	572

Net cash provided by operating activities	6,069	13,934

Investing Activities
Purchase of property, plant and equipment	(22,582)	(7,927)
Investment in joint revenue sharing equipment	(4,815)	(5,506)
Acquisition of other intangible assets	(665)	(287)

Net cash used in investing activities	(28,062)	(13,720)

Financing Activities
Issuance of subsidiary shares to a non-controlling interest	40,000	—
Share issuance costs from the issuance of subsidiary shares to a non-controlling interest	(2,000)	—
Common shares issued - stock options exercised	11,407	742
Increase in bank indebtedness	11,371	—
Settlement of restricted share units	(3,905)	(789)
Credit facility amendment fees paid	(1,003)	—

Net cash provided by (used in) financing activities	55,870	(47)

Effects of exchange rate changes on cash	(38)	(21)

Increase in cash and cash equivalents during the period	33,839	146

Cash and cash equivalents, beginning of period	106,503	29,546

Cash and cash equivalents, end of period	$140,342	$29,692

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment includes the design, manufacture, sale or lease of IMAX theater projection system equipment. The theater system maintenance segment includes the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment includes the provision of IMAX theater projection system equipment to an exhibitor in exchange for a share of the box-office and concession revenues. The film production and IMAX DMR segment includes the production of films and the performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended March 31,
	2015	2014
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$8,616	$4,507
Ongoing rent, fees, and finance income	3,498	3,253
Other	3,425	1,512

	15,539	9,272

Theater system maintenance	8,850	8,195

Joint revenue sharing arrangements	15,868	10,856

Film
Production and IMAX DMR	17,676	15,185
Film distribution and post-production	4,278	4,689

	21,954	19,874

Total	$62,211	$48,197

Gross margin
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$4,907	$1,659
Ongoing rent, fees, and finance income	3,278	3,114
Other	(40)	(438)

	8,145	4,335

Theater system maintenance	3,281	3,001

Joint revenue sharing arrangements(1)	10,617	7,283

Film
Production and IMAX DMR(1)	13,225	11,074
Film distribution and post-production	713	715

	13,938	11,789

Total	$35,981	$26,408

(1)	IMAX systems include marketing and commission costs of $0.3 million for the three months ended March 31, 2015 (2014 — $0.2 million). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.1 million for the three months ended March 31, 2015 (2014 — $0.2 million). Production and DMR segment margins include marketing costs of $1.3 million for the three months ended March 31, 2015 (2014 — $1.1 million). Distribution segment margins include marketing cost recovery of $0.1 million for the three months ended March 31, 2015 (2014 — expense of $0.2 million).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Credit Facility provides that the Company will be required at all times to satisfy a Minimum Liquidity Test (as defined in the Credit Agreement) of at least $50 million. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $90.0 million until December 30, 2015, which requirement increases to $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.5:1.0 until December 30, 2015, which requirement decreases to (i) 2.25:1.0 on December 31, 2015; (ii) 2.0:1.0 on December 31, 2016; and (iii) 1.75:1.0 on December 31, 2017. The ratio of total debt to EBITDA was 0.14:1 as at March 31, 2015, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $16.1 million. EBITDA is calculated as follows:

	For the 3 months ended March 31, 2015	For the 12 months ended March 31, 2015(1)
(In thousands of U.S Dollars)
Net income	$1,485	$43,075
Add (subtract):
Loss from equity accounted investments	434	1,243
Provision for income taxes	675	15,069
Interest expense, net of interest income	58	327
Depreciation and amortization, including film asset amortization	9,467	35,273
Write-downs net of recoveries including asset impairments and receivable provisions	128	4,904
Stock and other non-cash compensation	5,666	17,852
EBITDA attributable to non-controlling interests(2)	(1,933)	(5,870)

	$15,980	$111,873

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.
(2)	The EBITDA calculation specified for purposes of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended March 31, 2015 vs. 2014:

The Company reported net income of $1.5 million or $0.02 per basic and diluted share for the first quarter of 2015, as compared to $0.6 million or $0.01 per basic and diluted share for the first quarter of 2014. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $6.1 million or $0.09 per diluted share for the first quarter of 2015 as compared to adjusted net income of $3.3 million or $0.05 per diluted share for the first quarter of 2014. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $5.0 million or $0.07 per diluted share for the first quarter of 2015 as compared to adjusted net income attributable to common shareholders of $3.3 million or $0.05 per diluted share for the first quarter of 2014. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measures, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income	$1,485	$0.02	(1)	$579	$0.01
Adjustments:
Stock-based compensation	5,575	0.08		3,188	0.05
Tax impact on items listed above	(962)	(0.01)		(515)	(0.01)

Adjusted net income	6,098	0.09	(1)	3,252	0.05
Net income attributable to non-controlling interests	(1,094)	(0.02)		—	—

Adjusted net income attributable to common shareholders	$5,004	$0.07	(1)	$3,252	$0.05

Weighted average diluted shares outstanding		70,676			69,321

(1)	Includes impact of $0.2 million of accretion charges associated with redeemable common stock.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the 3 months ended March 31, 2015
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$6,069
Net cash used in investing activities	(28,062)

Free cash flow	$(21,993)